UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2020

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

CURRENT REPORT ON FORM 8-K

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2020, Mid Penn Bank (the “Bank”), the wholly owned subsidiary of Mid Penn Bancorp, Inc. (the “Company”), amended the supplemental executive retirement plan agreements previously entered into with each of the Company’s named executive officers. The amendments provide solely for a modification of the vesting schedule under the original agreements.  Prior to the amendment, one-half of the annual benefit was scheduled to vest on January 1, 2022, with an additional ten percent (10%) vesting on each January 1 thereafter until fully vested on January 1, 2027. As amended, the annual benefit will vest ten percent each year, applied retroactively, such that forty percent (40%) of each named executive officer’s benefit is vested as of January 1, 2021.  All other terms of the supplemental executive retirement plan agreements remain unchanged.

The foregoing description of the amendments is qualified in its entirety by reference to the actual form of amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits.

No.	Description

10.1Form of Amendment to Supplemental Executive Retirement Plan Agreement with Messrs. Ritrievi, Micklewright, Peduzzi, Webb and Paese.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC. (Registrant)

Date: January 4, 2021	By:	/s/ Michael D. Peduzzi
Michael D. Peduzzi
Senior Executive President and Chief Financial Officer